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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Lucent Technologies Inc. of our report dated October 23, 2002, except for the second paragraph of Note 4, the third paragraph of Note 10 and the first paragraph of Note 12, as to which the date is December 4, 2002 relating to the consolidated financial statements, which appears in the Company's Current Report on Form 8-K filed on February 21, 2003. We also consent to the incorporation by reference of our report dated October 23, 2002, except for the second paragraph of Note 4, the third paragraph of Note 10 and the first paragraph of Note 12, as to which the date is December 4, 2002 relating to the financial statement schedule, which appears in the Company's Annual Report on Form 10-K for the year ended September 30, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                         /s/ PricewaterhouseCoopers LLP
                         ------------------------------

                           PricewaterhouseCoopers LLP



New York, New York
September 30, 2003